SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 1, 2003

STORAGE COMPUTER CORPORATION

(Exact Name of Registrant as specified in its charter)

DELAWARE	1-13616	02-045093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Riverside Street, Nashua, NH	03062-1373
(Address of Principal Executive Offices)	(Zip Code)

(603) 880-3005

Registrant’s telephone number, including area code:

Not Applicable

(Registrant’s Name or Former Address, if Change Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

On July 30, 2003, Storage Computer Corporation issued two press releases. The first press release announced that the Court of Appeal in London dismissed the Company’s appeal involving European Patent (UK) 0,294,287 which was judged to be invalid in an action against Hitachi Data Systems Limited in August 2002. The second press release reported that The American Stork Exchange (AMEX) has accepted the Company’s plan to regain compliance with the AMEX continuing listing standards. These press releases are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Exhibit Number	Description

99.1	Press Release dated July 30, 2003, titled “STORAGE COMPUTER’S APPEAL IN THE U.K. IS DISMISSED.”

99.2	Press Release dated July 30, 2003, titled “STORAGE COMPUTER’S COMPLIANCE PLAN ACCEPTED BY AMEX.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2003	STORAGE COMPUTER CORPORATION

By: /s/ Peter N. Hood

Name: Peter N. Hood

Title: Chief Financial Officer